Exhibit 99.1

NEWS RELEASE for February 28, 2008 at 4:05 PM EST
Contact:	Allen & Caron Inc	Gail Itow
	Jill Bertotti (investors)	Chief Financial Officer
	jill@allencaron.com	Netlist, Inc.
	Len Hall (media)	(949) 435-0025
len@allencaron.com
(949) 474-4300

NETLIST REPORTS 2007 FOURTH QUARTER, YEAR-END RESULTS

IRVINE, CA (February 28, 2008) . . . Netlist, Inc. (NASDAQ: NLST) today reported financial results for the fourth quarter and year ended December 29, 2007.  Revenues for the 2007 fourth quarter were $22.5 million compared to $42.0 million for the fourth quarter ended December 30, 2006.  Revenues for the fourth quarter fell squarely within Netlist’s prior estimate that revenue for the quarter was projected to exceed $20 million, while the continued weak DRAM market and the level of OEM customer orders affected pricing and business levels as compared to the fourth quarter of 2006.  Despite these factors that impacted revenue, gross margin for the fourth quarter of 2007 improved to 22.7 percent compared to 16.2 percent in the year-earlier period.

Chief Executive Officer Chun K. Hong said, “We continue to be encouraged by the growing number of opportunities in the various memory module markets.  As we stated last quarter, several programs were winding down to lower levels at the close of 2007, but we have several more programs set to commence throughout 2008 – especially in the second half of the year.  We continue to invest in sales and marketing in order to take advantage of more opportunities and increase the number of OEM design-wins and qualifications.”

Net loss for the 2007 fourth quarter was $171,000, or a $0.01 loss per diluted share, compared to net income in the 2006 fourth quarter of $2.0 million, or $0.12 per diluted share.  Fully diluted weighted-average shares outstanding for the 2007 fourth quarter was 19,730,000, compared to 16,793,000 in the corresponding prior year period.  These results include stock-based compensation expense in the 2007 fourth quarter of $247,000, compared to $145,000 in the prior year period.

Total 2007 revenues were $100.1 million, compared to $151.4 million for 2006.  Gross margin for 2007 was 8.8 percent, compared with 14.7 percent in the prior year.  Revenues and gross margins for 2007 were adversely impacted by the well-publicized decline throughout the year in the DRAM market and the related decline in sales to OEM customers.

Net loss for 2007 was $7.4 million, or a $0.38 loss per diluted share, compared to net income for the prior year of $5.1 million, or $0.34 per diluted share.  Fully diluted weighted-average shares outstanding for 2007 was 19,674,000, compared to 15,331,000 in the prior year.  These results include stock-based compensation expense in 2007 of $1.2 million, compared to $592,000 in 2006.

As of December 29, 2007, cash, cash equivalents and investments in marketable securities were $30.6 million, total assets were $60.4 million, working capital was $27.4 million, total long-term debt was $638,000, and stockholders’ equity was $44.2 million.

Outlook for 2008

The Company currently projects that its revenue for the first quarter of 2008 should exceed $15 million with an accelerating growth pattern in subsequent quarters as planned programs come online.  In addition, the Company projects that revenue for all of 2008 will exceed that posted in 2007.  However, if Netlist encounters adverse developments, such as the significant market price and customer demand deterioration, the risk of not achieving these current expectations will increase.

Conference Call Information

As previously announced, Netlist is conducting a conference call today to be broadcast live over the Internet at 5:00 pm Eastern Time to discuss and review the financial results for the fourth quarter and year ended December 29, 2007.  The dial-in number for the call is 1-888-680-0890.  The live webcast and archived replay of the call can be accessed in the Events page of the Investor Relations section of Netlist’s website at www.netlist.com.

About Netlist, Inc.

Netlist designs and manufactures high-performance memory subsystems for the server and high- performance computing and communications markets.  The Company’s memory subsystems are developed for applications in which high-speed, high-capacity memory, functionality, small form factor, and heat dissipation are key requirements.  These applications include tower-servers, rack-mounted servers, blade servers, high-performance computing clusters, engineering workstations, and telecommunication equipment.  Netlist maintains its headquarters in Irvine, California with manufacturing facilities in Irvine and in Suzhou, China.

Safe Harbor Statement

This news release contains forward-looking statements regarding future events and the future performance of Netlist, including future opportunities and growth for the company’s business. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, the rapidly-changing nature of technology; volatility in the pricing of DRAM ICs; uncertainty of customer demand, including delays in expected qualifications; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K, dated February 28, 2008, quarterly report on Form 10-Q dated November 6, 2007, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time.  Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

Netlist, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006

Net sales	$22,517	$42,009	$100,060	$151,448
Cost of sales(1)	17,411	35,210	91,261	129,181
Gross profit	5,106	6,799	8,799	22,267
Operating expenses:
Research and development(1)	947	927	4,748	3,315
Selling, general and administrative(1)	4,311	2,697	15,900	9,191
Total operating expenses	5,258	3,624	20,648	12,506
Operating income (loss)	(152)	3,175	(11,849)	9,761
Other income (expense):
Interest income (expense), net	139	(311)	395	(1,825)
Other expense, net	44	58	16	(24)
Total other income (expense), net	183	(253)	411	(1,849)
Income (loss) before provision (benefit) for income taxes	31	2,922	(11,438)	7,912
Provision (benefit) for income taxes	202	948	(4,025)	2,844
Net income (loss)	$(171)	$1,974	$(7,413)	$5,068
Net income (loss) per common share:
Basic	$(0.01)	$0.14	$(0.38)	$0.43
Diluted	$(0.01)	$0.12	$(0.38)	$0.34
Weighted-average common shares outstanding:
Basic	19,730	13,616	19,674	11,705
Diluted	19,730	16,793	19,674	15,331

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$10	$44	$171	$104
Research and development	44	54	149	125
Selling, general and administrative	193	47	861	363

Netlist, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 29,	December 30,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$7,182	$30,975
Investments in marketable securities	15,573	5,267
Accounts receivable, net	12,034	23,703
Inventories	3,333	19,473
Income taxes receivable	708	—
Deferred taxes	3,464	1,054
Prepaid expenses and other current assets	392	988
Total current assets	42,686	81,460

Property and equipment, net	8,191	3,830
Deferred taxes	1,065	576
Long-term investments in marketable securities	7,814	1,502
Other assets	600	326
Total assets	$60,356	$87,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,697	$11,680
Revolving line of credit	4,872	19,238
Current portion of long-term debt	740	1,033
Current portion of deferred gain on sale and leaseback transaction	118	118
Income taxes payable	—	552
Accrued expenses and other current liabilities	2,872	3,255
Total current liabilities	15,299	35,876
Long-term debt, net of current portion	638	1,230
Deferred gain on sale and leaseback transaction, net of current portion	226	344
Total liabilities	16,163	37,450

Commitments and contingencies

Stockholders’ equity:
Common stock	20	20
Additional paid-in capital	68,109	66,557

Note receivable from stockholder	—	(1)

Accumulated deficit	(23,899)	(16,332)

Accumulated other comprehensive income	(37)	—
Total stockholders’ equity	44,193	50,244
Total liabilities and stockholders’ equity	$60,356	$87,694

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